Exhibit 10.11

Approved by Board of Directors-September 7, 1994

                            Instrument of Amendment

         Except as specifically provided otherwise herein the Comprehensive Executive Nonqualified Retirement and Savings Plan of Phelps Dodge Corporation (the "Nonqualified Plan") is hereby amended as set forth below, with such amendments to be in the form and effective as of a date approved by Mr. John C. Replogle, Vice President, Human Resources of the Corporation, as evidenced by his written execution thereof.

         1. Article II. A., Section 4.5.1 is hereby amended to provide vested benefits after five (5) years of service.

         2. Article II. A., Section 4.5.2 is hereby amended to provide that a deferred vested benefit can begin when a participant entitled thereto has achieved ten (10) years of service and has reached age 55.

         3. The definition of "Final Average Incentive Compensation" in Article
II. A.(i) is hereby amended to exclude all incentive compensation used in calculating a benefit under the Phelps Dodge Retirement Plan for Salaried Employees.

         4. Article II. B., Section 1.2(a) is hereby amended, effective January 1, 1994, to allow deferral elections in whole dollars as well as whole percentages.

         5. Article II. B., Section 1.2(b) is hereby amended to clarify that the suspension period described therein is for the plan year following the plan year for which a deferral was suspended, regardless of the date the participant suspended such deferral.

         6. Article II. B., Section 1.2 is hereby amended to clarify (1) that deferrals may only be made out of cash portions of salary or bonus, and (2) any deferral election with respect to bonuses shall apply to bonuses when earned, regardless of when such bonuses are paid.

         7. Article II. B., Section 1.3 is hereby amended to provide that the maximum deferral must allow for the withholding of applicable taxes.

         8. Article VI, Section 1.1 is hereby amended to provide for mandatory funding of all salary and bonus deferrals.

         9. The Nonqualified Plan is hereby amended to provide that the Benefits Administration Committee may, under uniform and nondiscriminatory rules, designate investment funds under Article IV.(ii).

         10. The Nonqualified Plan is hereby amended to add beneficiary designation provisions under Article II. B. comparable to those under the Phelps Dodge Employee Savings Plan.

         11. The Nonqualified Plan is hereby amended to clarify various definitions regarding participation and eligibility under certain plan provisions, such amendments being necessary to more clearly state the current intent of such provisions under the plan.

         12. Article II. B. (iii), Section 1.2 is hereby amended to reflect the 1992 split of the Corporation's common stock.

         13. Article III. (i), Section 1.1 is hereby amended to allow distributions in the form of a ten (10) year certain annuity.

         14. Article III. (i), Section 1.2 is hereby amended to allow, under uniform and nondiscriminatory rules established by the Benefits Administration Committee, distributions in the form of installments.